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                                                                    EXHIBIT 23.1



                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

         We consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data" in the Registration Statement (Form S-3) and related Prospectus of ADFlex Solutions, Inc. for the registration of 3,105,000 shares of its common stock and to the inclusion therein of our report dated January 20, 1997, with respect to the consolidated financial statements of ADFlex Solutions, Inc. for the year ended December 31, 1996, and to the incorporation by reference therein of our reports dated January 20, 1997, with respect to the consolidated financial statements of ADFlex Solutions, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP


Phoenix, Arizona
October 20, 1997